Exhibit 5.3

JAMES J. HOCTOR

jim.hoctor@lowndes-law.com

215 North Eola Drive, Orlando, Florida 32801-2028

T: 407-418-6254 | F: 407-843-4444

MAIN NUMBER: 407-843-4600

May 21, 2018

Meritage Homes Corporation

8800 East Raintree Drive, Suite 300

Scottsdale, Arizona 85260

Each of the Florida Guarantors (as such term is defined below)

c/o Meritage Homes Corporation

8800 East Raintree Drive, Suite 300

Scottsdale, Arizona 85260

Re:	Opinion Regarding Certain Matters of Florida Law with respect to filing of Registration Statement on Form S-3

Ladies and Gentlemen:

At the request of Meritage Homes Corporation, a Maryland corporation (the “Company”), we have acted as special Florida counsel to Meritage Homes of Florida, Inc., a Florida corporation, and Meritage Homes of Florida Realty LLC, a Florida limited liability company (together, the “Florida Guarantors”) in connection with the registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the registration of one or more series of securities of the Company, including the Company’s debt securities, which may either be senior debt securities, senior subordinated debt securities or subordinated debt securities (collectively, the “Debt Securities”); and guarantees of the Debt Securities by among others, the Florida Guarantors (the “Debt Securities Guarantees”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

Meritage Homes Corporation

May 21, 2018

The Debt Securities and related Debt Securities Guarantees are to be issued under an indenture (the “Base Indenture”) between the Company and Regions Bank, an Alabama state bank (the “Trustee”), as indenture trustee, a form of which has been filed as an exhibit to the Registration Statement.

In rendering this opinion, we have examined originals or copies of such limited liability company or corporate records of the Florida Guarantors and such other documents as we consider necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established any of the facts stated therein, and we have assumed, without investigation or verification, the accuracy of the statements or other information contained therein. Except for reviewing the records of the Florida Department of State and except as otherwise described above, we have not conducted any search or review of any index, docket or other record of any governmental authority.

For purposes of rendering the opinions set forth below, we have further assumed, without independent verification of any kind, (a) that the signatures of all persons signing all documents we have examined are genuine; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Debt Securities Guarantees of the Florida Guarantors to be offered from time to time will have been approved and established by proper limited liability company or corporate action, as applicable, of the Florida Guarantors, consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (as defined below), and in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Florida Guarantors or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities Guarantees; (ii) at the time of offer, issuance and sale of any Debt Securities Guarantees, the Registration Statement will have become effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; and a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities Guarantees offered thereby (each, a “Prospectus Supplement”) and all related documentation and will comply with all applicable laws; and (iii) the Debt Securities and the related Debt Securities Guarantees will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable board resolutions authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement.

Meritage Homes Corporation

May 21, 2018

To the extent that the obligations of the Florida Guarantors with respect to the Debt Securities Guarantees may be dependent upon such matters, we assume for purposes of this opinion letter that: (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Base Indenture; (iii) the Base Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance with respect to performance of its obligations under the Base Indenture, with all applicable laws and regulations; and (v) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Base Indenture.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, and as a result of our consideration of such questions of law as we deem relevant, we are of the opinion, as of the date hereof, that with respect to any Debt Securities and related Debt Securities Guarantees of the Florida Guarantors, if and when (a) the terms and conditions of such Debt Securities and Debt Securities Guarantees have been duly established by a supplemental indenture, board resolution or officers’ certificate in accordance with the terms and conditions of the Base Indenture; (b) any such supplemental indenture, board resolution or officers’ certificate (together with the Base Indenture, the “Indenture”) has been duly executed and delivered by the Company, the Florida Guarantors and the Trustee; and (c) such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, then: (i) each of the Florida Guarantors will have all requisite limited liability company or corporate power and authority, as applicable, to execute, deliver and perform its obligations under the Debt Securities Guarantees, and (ii) the issuance of the Debt Securities Guarantees by the Florida Guarantors will be duly authorized.

We are licensed to practice law in the State of Florida. The opinions set forth herein are based solely on, and are limited in all respects to, the substantive laws of the State of Florida in force and effect on the date hereof, except that we express no opinion regarding Florida securities laws with respect to the transactions contemplated by the Registration Statement. We express no opinion as to matters governed by the laws of any other state or jurisdiction, including federal laws. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

This opinion letter is for your benefit and use in connection with the Registration Statement and may be relied upon by your counsel, Snell & Wilmer L.L.P., for the purpose of giving its Exhibit 5.1 legal opinion in connection with the Registration Statement. We hereby

Meritage Homes Corporation

May 21, 2018

consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus that forms a part thereof. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

LOWNDES, DROSDICK, DOSTER,
KANTOR & REED, P.A.

By:	/s/ JAMES J. HOCTOR
James J. Hoctor, Vice President